Exhibit 99.1

1847 Goedeker Inc. Appoints Sami Bazzi as Head of Human Resources

01/24/2022

Latest Hire Brings Two Decades of Human Resources Leadership Experience at Bed, Bath & Beyond Retailer Face Values

ST. CHARLES, Mo.--(BUSINESS WIRE)-- 1847 Goedeker Inc. (NYSE American: GOED) (“Goedeker” or the “Company”), one of the largest specialty ecommerce players in the U.S. household appliances market, today announced that it has appointed Sami Bazzi as Head of Human Resources. Ms. Bazzi will be responsible for overseeing all employee-facing functions for Goedeker, including recruiting, developing, and retaining top talent. Her start date is January 24, 2022.

Albert Fouerti, Chief Executive Officer and Director, commented:

“Attracting and retaining top talent is a key priority for Goedeker as we look to expand our fulfillment network and enhance our customer experience journey. Our people are at the core of everything we do and will continue to be instrumental in our success as we strive at becoming the leading ecommerce player in the U.S. household appliances market. I’m excited to welcome Sami as our new Head of Human Resources. Her decades of experience overseeing human resources and employee relations for warehouse, retail and field associates at a best-in-class retailer will benefit our teams as we continue to scale and grow.”

Sami Bazzi Biography

Ms. Bazzi is a seasoned Human Resource executive with two decades of experience overseeing and developing human resources and employee relations programs. Most recently, Ms. Bazzi was the Human Resources Director for Face Values, a Bed, Bath & Beyond brand. In this role, Ms. Bazzi was responsible for devising HR policies and competitive compensation programs, as well as overseeing 3,000 associates at 60+ retail, corporate and warehouse locations across the country. Additionally, she supported the company in M&A transactions including due diligence, integration planning, culture alignment, divestiture transition services, agreement development and associate communication.

ABOUT GOEDEKER

Goedeker is a content-driven and technology-enabled shopping destination for appliances, furniture and home goods. Since its acquisition of Appliances Connection, Goedeker has evolved into a growth-oriented ecommerce platform with a distinct offering of core, premium, luxury and private label brands that can be accessed through a seamless point-and-click experience. The company’s priorities include offering unmatched selection, high-touch product expertise and reliable shipping from its expanding, nationwide fulfillment network. With more than $500 million in projected annual sales in 2021, Goedeker is one of the fastest-growing pureplay ecommerce companies in home appliances. Learn more at www.Goedekers.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these difference include, among other things: pricing and product cost variability; volumes of product sold; changes in the prices, supply, and/or demand for products that we distribute; the cyclical nature of the industry in which we operate; housing market conditions; the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry; effective inventory management relative to our sales volume or the prices of the products we produce; information technology security risks and business interruption risks; increases in petroleum prices; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; business disruptions; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, or other unexpected events; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; our level of indebtedness and our ability to incur additional debt to fund future needs; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating our business; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; changes in our product mix; shareholder activism; potential acquisitions and the integration and completion of such acquisitions; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the possibility that we could be the subject of securities class action litigation due to stock price volatility; and changes in, or interpretation of, accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Goedeker Investor Relations
Greg Marose / Ashley Areopagita
ir@goedekers.com

Source: 1847 Goedeker Inc.